EXHIBIT 10.17

As of March 20, 2008

Premix-Marbletite Manufacturing Co.,

DFH, Inc. and Just-Rite Supply, Inc.

Re:

Amendment #8 (the "Amendment") to the Consolidating, Amended and Restated Financing Agreement and Security Agreement dated January 28, 2000 among Wachovia Bank, National Association, successor by merger to Congress Financial Corporation (Florida) ("Lender"), and Premix-Marbletite Manufacturing Co., DFH, Inc. (formerly known as Acro Holdings, Inc., formerly known as Acrocrete, Inc.) and Just-Rite Supply, Inc. (collectively referred to herein as "Borrowers" and individually as a "Borrower")

Ladies and Gentlemen:

Reference is made to that certain Consolidating, Amended and Restated Financing Agreement and Security Agreement dated January 28, 2000 (as the same has been or may hereafter be amended or modified from time to time, the "Loan Agreement") among Lender and Borrowers.  As used herein, all capitalized terms not defined herein shall have the respective meanings set forth in the Loan Agreement.

WHEREAS, Borrowers have requested that Lender modify certain terms of the financing arrangements with Borrowers which are evidenced by the Loan Agreement; and

WHEREAS, Lender is willing to so modify the terms applicable to such financing arrangements on the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of Ten Dollars ($10.00) in hand paid, the mutual conditions and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.

Amendments to Loan Agreement.  The Loan Agreement is hereby amended as follows:

A.

By deleting Sections 1.27, 1.28, 1.35 and 1.39 of the Loan Agreement in their entirety and by substituting in lieu thereof the following Sections 1.27, 1.28, 1.35 and 1.39:

1.27

"Adjusted Eurodollar Rate" shall mean, for any day during the term hereof, the rate per annum (rounded upwards, if necessary, to the next one-sixteenth of one percent (1/16%)) determined by dividing (a) the Eurodollar Rate by (b) a percentage equal to: (i) one (1) minus (ii) the Reserve Percentage.  For purposes hereof, "Reserve

Premix-Marbletite, DFH and Just-Rite Supply

Amendment #8

Percentage" shall mean for any day, that percentage (expressed as a decimal) which is in effect from time to time under Regulation D of the Board of Governors of the Federal Reserve System (or any successor), as such regulation may be amended from time to time or any successor regulation, as the maximum reserve requirement (including, without limitation, any basic, supplemental, emergency, special, or marginal reserves) applicable with respect to Eurocurrency liabilities as that term is defined in Regulation D (or against any other category of liabilities that includes deposits by reference to which the interest rate of Eurodollar Rate Loans is determined), whether or not Lender has any Eurocurrency liabilities subject to such reserve requirement at that time.  Eurodollar Rate Loans shall be deemed to constitute Eurocurrency liabilities and as such shall be deemed subject to reserve requirements without benefits of credits for proration, exceptions or offsets that may be available from time to time to Lender.  The Adjusted Eurodollar Rate shall be adjusted automatically on and as of the effective date of any change in the Reserve Percentage.

1.28

Reserved.

1.35

"Interest Rate" shall mean:

(a)

as to Prime Rate Loans, a rate per annum equal to the Prime Rate plus zero and one-half percent (0.50%),

(b)

as to Eurodollar Rate Loans, a rate per annum equal to the Average Monthly Adjusted Eurodollar Rate plus three and one-half percent (3.5%).

1.39

Reserved.

B.

By adding the phrase "AND FEES" to the heading of Section 3 of the Loan Agreement immediately following the word "INTEREST".

C.

By adding the following new Sections 3.3 and 3.4 to the Loan Agreement immediately following Section 3.2:

3.3

Borrowers shall pay to Lender an unused line fee at a rate equal to zero and one-half percent (0.5%) per annum of the amount by which the Maximum Credit exceeds the average daily principal balance of Revolving Loans outstanding during each month, which fee shall be payable on the first day of the immediately following month; provided, that if this Agreement and the Financing Agreements are terminated on a day other than the first day of a month, then any such fee payable for the month in which termination shall occur shall be paid on the effective date of such termination.

3.4

Borrowers shall pay to Lender a monthly servicing fee of $1,000, which fee shall be payable to Lender on the first day of each month.

Premix-Marbletite, DFH and Just-Rite Supply

Amendment #8

D.

By deleting the first sentence of Section 12.1(a) of the Loan Agreement and by substituting in lieu thereof the following:

This Agreement and the other Financing Agreements shall become effective as of the date set forth on the first page hereof and shall continue in full force and effect for a term ending on June 1, 2009 (the "Renewal Date"), and from year to year thereafter, unless sooner terminated pursuant to the terms hereof.

E.

By deleting the Certificate of Officer set forth in Exhibit C to the Loan Agreement and by substituting in lieu thereof the Certificate of Officer attached hereto as Exhibit A.

No other parts, subsections, or sections of the Loan Agreement are being modified or deleted.

2.

Conditions Precedent.  Each of the following is a condition precedent to any obligation of Lender to extend Loans on terms other than those set forth in the Loan Agreement prior to this Amendment:

A.

All requisite corporate action and proceedings in connection with this Amendment and the other Financing Agreements shall be satisfactory in form and substance to the Lender, and Lender shall have received all information, and copies of all documents, including records of requisite corporate actions and proceedings, which Lender may have requested in connection therewith, in form and substance satisfactory to Lender and its counsel;

B.

This Amendment and all other Financing Agreements contemplated to be delivered in connection herewith shall have been duly executed and delivered to Lender, in form and substance satisfactory to Lender; and

C.

Borrowers shall have paid all fees and expenses set forth in Section 4 hereof

3.

Acknowledgments.  Each Borrower certifies to Lender that (a) (after giving effect to this Amendment) all representations and warranties of such Borrower contained in the Loan Agreement are true and correct as of the date of this Amendment, except to the extent such representations and warranties relate solely to an earlier date; (b) no Event of Default under the Loan Agreement, or event which with the passage of time or the giving of notice, or both, would constitute an Event of Default under the Loan Agreement, has occurred and is continuing; (c) no changes have been made to its organizational documents, including its articles or certificate of incorporation or organization and its bylaws since the date of its delivery to Lender thereof in connection with the Loan Agreement prior to the date of this Amendment; and (d) the execution, delivery and performance of this Amendment have been duly authorized by all requisite corporate action on the part of each Borrower and this Amendment has been duly executed and delivered by each Borrower.  The Borrowers acknowledge and agree that Inventory at locations as to which all actions required to be taken pursuant to Section 9.2 have not been taken shall constitute Collateral, but, at the option of Lender, shall not be deemed to be Eligible Inventory

Premix-Marbletite, DFH and Just-Rite Supply

Amendment #8

unless and until such requirements are satisfied, which requirements shall include UCC searches, opinions of counsel and the filing of appropriate Form UCC-1 Financing Statements.

4.

Amendment Fee; Expenses.  In consideration of Lender's willingness to enter into this Amendment, Borrowers jointly and severally agree to pay to Lender an amendment fee in the amount of $15,000, which shall be deemed to have been fully earned and non-refundable on the date of this Amendment.  In addition, and in no way in limitation of the provisions of Section 9.10 of the Loan Agreement, Borrower will pay all out-of-pocket expenses incurred by Lender in connection with the preparation of this Amendment and of the other Financing Agreements, including all amendments, supplements or modifications hereafter made to any of the foregoing after the date of this Amendment, and the closing of the transactions contemplated herein and therein, including, but not limited to, the reasonable fees and expenses of counsel for Lender.  In addition, Borrower agrees to pay, and hereby indemnifies Lender for and holds Lender harmless from and against, all costs, interest, penalties, and other amounts arising out of or in connection with all documentary stamp taxes, intangible taxes, filing or recording fees required in connection with the transactions hereunder.  This provision shall survive payment of the Obligations and termination of the Financing Agreements.

5.

Waivers.  EACH BORROWER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AMENDMENT, THE LOAN AGREEMENT, ALL DOCUMENTS AT ANY TIME MADE IN CONNECTION WITH THIS AMENDMENT, THE LOAN AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED HEREIN OR THEREIN.  FURTHER, EACH BORROWER HEREBY CERTIFIES THAT NO REPRESENTATIVE OR AGENT OF THE LENDER NOR THE LENDER'S COUNSEL HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE LENDER WOULD NOT, IN THE EVENT OF SUCH LITIGATION, SEEK TO ENFORCE THIS WAIVER OF RIGHT TO JURY TRIAL PROVISION.  FINALLY, EACH BORROWER ACKNOWLEDGES THAT THE LENDER HAS BEEN INDUCED TO ENTER INTO THIS AMENDMENT BY, INTER ALIA, THE PROVISIONS OF THIS PARAGRAPH.

6.

Financing Agreements Binding.  Each Borrower acknowledges and stipulates that the Loan Agreement and the other Financing Agreements executed by Borrowers are legal, valid and binding obligations of each Borrower that are enforceable against each Borrower in accordance with the terms thereof.  Each Borrower agrees that it has no off-sets, defenses or counterclaims to the payment of the Obligations or the performance by it under the Loan Agreement or the other Financing Agreements.  Further, each Borrower agrees that it has no claims of any nature whatsoever against the Lender, its parent, subsidiaries, affiliates, divisions, officers, directors, employees, agents, stockholders, successors, or assigns arising out of or related to the Obligations, the Financing Agreements, or otherwise.

7.

Liens.  Borrowers each acknowledge and confirm that all Collateral furnished in connection with the Loan Agreement continues to secure the Obligations, as hereby modified.

Premix-Marbletite, DFH and Just-Rite Supply

Amendment #8

Each of the Borrowers hereby grants and regrants, as applicable, the Lender all liens, security interests, assignments, and rights of setoff in and to the Collateral to secure all Obligations.

8.

Breach of Terms.  Any breach of the terms of this Amendment shall, at the option of Lender, constitute an Event of Default, entitling Lender to exercise its rights and remedies under the Financing Agreements.

9.

No Novation.  Except as amended by this Amendment, the Loan Agreement (as in effect immediately prior to the effectiveness of this Amendment) and all other Financing Agreements shall remain in full force and effect.

10.

Successors and Assigns.  All covenants, agreements, representations and warranties contained herein shall be binding upon and inure to the benefit of the parties hereto, their respective successors and assigns, except that Borrowers shall not have the right to assign their rights hereunder or any interest herein without the prior written consent of Lender.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

11.

Governing Law.  This Amendment shall be effective upon acceptance by Lender (notice of which acceptance each Borrower hereby waives), whereupon the same shall be governed by and construed in accordance with the internal laws of the State of Florida.

Very truly yours,

WACHOVIA BANK, NATIONAL ASSOCIATION

By:	/s/Gary Dixon
Name:	Gary Dixon
Title:	Managing Director

[SIGNATURES CONTINUED ON FOLLOWING PAGE]

Signature Page to Amendment #8

AGREED AND ACCEPTED:

Each of the undersigned Borrowers acknowledges and agrees to the foregoing Amendment and shall continue to be bound under the Loan Agreement and the other Financing Agreements, as hereby amended, jointly and severally.

PREMIX-MARBLETITE MANUFACTURING CO.

By:	/s/ Howard L. Ehler, Jr
Name:	Howard L. Ehler, Jr.
Title:	Vice President

DFH, INC.

By:	/s/ Howard L. Ehler, Jr
Name:	Howard L. Ehler, Jr.
Title:	Vice President

JUST-RITE SUPPLY, INC.

By:	/s/ Howard L. Ehler, Jr
Name:	Howard L. Ehler, Jr.
Title:	Vice President

[SIGNATURES CONTINUED ON FOLLOWING PAGE]

Signature Page to Amendment #8

JOINDER

The undersigned: (1) acknowledges and confirms that Lender's loans, advances and credit to Borrowers have been, are and will continue to be of direct economic benefit to the undersigned, (2) consents to all terms and provisions of the foregoing Amendment which are applicable to it, and agrees to be bound by and comply with such terms and provisions, and (3) acknowledges and confirms that its guarantee and waiver agreements in favor of Lender executed pursuant to the terms of the Loan Agreement are each valid and binding and remain in full force and effect in accordance with their respective terms (without defense, setoff or counterclaim against enforcement thereof), which include, without limitation, its guarantees in connection with the Loan Agreement, as modified by the foregoing Amendment.

GUARANTOR:

IMPERIAL INDUSTRIES, INC.

By:	/s/ Howard L. Ehler, Jr.
Name:	Howard L. Ehler, Jr.
Title:	Chief Operating Officer

Joinder to Amendment #8

EXHIBIT A

Certificate of Officer

(See attached.)

CERTIFICATE OF OFFICER

The undersigned hereby certifies that he is the duly elected Chief Financial Officer of Imperial Industries, Inc. (“Parent”), and Premix-Marbletite Manufacturing Co., DFH, Inc., and Just-Rite Supply, Inc. (collectively, the “Borrowers”), (Parent and Borrowers collectively referred to as “Companies”) and that as such he is familiar with the facts herein certified and is duly authorized to certify as follows:

1.

This certificate is being given in connection with the Consolidating, Amended and Restated Financing Agreement and Security Agreement dated January 28, 2000 (as amended, modified or supplemented from time to time, the “Loan Agreement”) among Borrowers and Wachovia Bank, National Association.

2.

The attached listing of daily Excess Availability sets forth

a.

The basis for the submission of a monthly borrowing base certificate, i.e. Excess Availability of at least $1,000,000 on a daily basis.

b.

The basis for testing of the Fixed Charged Coverage Ratio not being required, i.e. Excess Availability of at least $900,000 on a daily basis.

Steven M. Healy
Chief Financial Officer	Date